UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 21, 2014

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On November 21, 2014, Kennedy-Wilson, Inc. (the “KWI”), a wholly-owned subsidiary of Kennedy-Wilson Holdings, Inc., provided notice to the holders of its 8.750% senior notes due 2019 (“2019 Notes”), that it will be redeeming all of the outstanding 2019 Notes on December 22, 2014 (the “Redemption Date”). As of November 21, 2014, there was a total of $350.0 million of aggregate principal amount of the 2019 Notes outstanding. Per the terms of the indenture governing the 2019 Notes, KWI will pay a total of 106.629% of the principal amount of the 2019 Notes, plus accrued and unpaid interest to the Redemption Date (such accrued and unpaid interest aggregating a total of $6,890,625).

On November 18, 2014, KWI completed a public offering of $350.0 million aggregate principal amount of its 5.875% senior notes due 2024. KWI will use the proceeds from such offering plus existing cash on hand to redeem the 2019 Notes discussed above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2014	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer